EXHIBIT 99.1

Registration Statements Filed

December 17, 2003

Contacts:

Christopher Taylor

Senior Director, Investor Relations

781-398-2466

Sarah Emond

Senior Media Relations Specialist

781-398-2544

For Immediate Release

Genome Therapeutics Announces Common Stock Offering

Waltham, Mass., December 17, 2003 – In conjunction with its previously announced planned merger with Genesoft Pharmaceuticals Inc., a privately-held emerging pharmaceutical company, Genome Therapeutics (Nasdaq: GENE) has filed a registration statement with the Securities and Exchange Commission. The filing relates to a proposed registered offering by the Company of 11,000,000 shares of its common stock to fund the combined company.

J.P. Morgan Securities Inc. will serve as the lead placement agent for this offering.

The offering will be made only by means of a prospectus. When available, a copy of the preliminary prospectus relating to the offering may be obtained from the prospectus department of J.P. Morgan Securities Inc. (One Chase Manhattan Plaza, Floor 5B, New York, New York 10081; 212-552-5164).

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell, or the solicitation of, an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Genome Therapeutics has filed a joint proxy statement/prospectus and other documents concerning the proposed merger transaction with the SEC. Investors are urged to read the joint proxy statement/prospectus and the other relevant documents filed with the SEC because they contain important information.

You can obtain the joint proxy statement/prospectus and other related documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you can obtain the documents filed with the SEC by Genome Therapeutics free of charge by requesting them in writing from Genome Therapeutics Corp., 100 Beaver Street, Waltham, MA 02453, Attention: Investor Relations, telephone: (781) 398-2300.

Genome Therapeutics and Genesoft and their respective directors, executive officers and other members of their management and employees, may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the merger. Information about the directors and executive officers of Genome Therapeutics and their ownership of Genome Therapeutics’ shares is set forth in the proxy statement for Genome Therapeutics’ 2003 annual meeting of shareholders filed with the SEC on April 2, 2003. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus filed with the SEC on December 15, 2003.

Forward-Looking Statement for Genome Therapeutics

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as

Registration Statements Filed

December 17, 2003

“may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These factors include the risk that the proposed merger between Genome Therapeutics and Genesoft may not be approved by stockholders of Genome Therapeutics or Genesoft, Genome Therapeutics’ or Genesoft’s inability to satisfy the closing conditions of the merger, including the condition of raising additional capital to finance the combined company, the risk that the two companies’ businesses will not be integrated successfully and the significant costs related to the proposed merger . Upon completion of the merger, our business will be significantly dependent upon the combined company’s ability to launch the commercial sale of FACTIVE®, and, due to the limitations on our resources and experience in commercializing products, there can be no assurance that we will be able to successfully launch FACTIVE®. We continue to be subject to the risks related to our lead product candidate, Ramoplanin, such as (i) our inability to obtain regulatory approval to commercialize Ramoplanin due to negative, inconclusive or insufficient clinical data and (ii) delays in the progress of our clinical trials for Ramoplanin, and increased cost, due to the pace of enrollment of patients in the trials or fluctuations in the infection rate of enrolled patients. We are also subject to risks related to our inability or the inability of our alliance partners to (i) successfully develop products based on our genomics information, (ii) obtain the necessary regulatory approval for such products, (iii) effectively commercialize any products developed before our competitors are able to commercialize competing products or (iv) obtain and enforce intellectual property rights. In addition, we are subject to the risk factors set forth in Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2003, in our Current Report on Form 8-K filed on December 17, 2003 and those set forth in other filings that we may make with the Securities and Exchange Commission from time to time.

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